SEPARATION AGREEMENT AND RELEASE This Separation Agreement and Release (“Agreement”) is made by and between Jack Singer (“Employee”) and CTI BioPharma Corp. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). WHEREAS, Employee was employed at-will by the Company, subject to the terms of a Severance Agreement between Employee and the Company dated January 6, 2015 (the “Severance Agreement”); WHEREAS, Employee signed an Employee Invention and Proprietary Information with the Company (the “Confidentiality Agreement”); WHEREAS, the Company previously granted Employee certain Company equity awards to acquire shares of the Company’s common stock that remain outstanding as set forth on Schedule A hereto (the “Equity Awards”), subject to the terms and conditions of the applicable Company equity incentive plans and the corresponding equity grant agreements (collectively, the “Stock Agreements”); and WHEREAS, Employee separated from employment with the Company effective September 4, 2018 (the “Separation Date”), and such separation constitutes an “Involuntary Termination” as defined in the Severance Agreement; WHEREAS, this Agreement is the “Release” contemplated in Section 1.2(a) of the Severance Agreement; and WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company; NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows: COVENANTS 1. Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 6 below, the Company agrees as follows: a. Separation Payment. The Company agrees to pay Employee a total of Seven Hundred Twenty Thousand Dollars ($720,000), at the rate of Forty Thousand Dollars ($40,000) per month, less applicable withholdings, for eighteen (18) months following the Separation Date, in accordance with the Company’s normal payroll practices, with the first payment being made on the Company’s first regular payroll date that occurs on or after the sixtieth (60 th ) day following the Separation Date. b. COBRA Reimbursement. The Company shall reimburse Employee for the premium payments Employee makes for medical coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for a period of up to eighteen (18) months following the Separation Date, or until Employee has secured medical insurance coverage through another employer, whichever occurs first, provided Employee timely elects and pays for continuation coverage pursuant to the COBRA, within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium for that the Employee would be required to pay to continue the Employee’s group medical coverage in effect on the Separation Date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects or continues to remain eligible for COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for eighteen (18) months following the Separation Date. c. Accelerated Vesting. The Equity Awards shall have become fully exercisable and vested as of the Separation Date (with the vesting of any Equity Award that includes performance-based vesting criteria to be determined as if all performance conditions under that Equity Award were met in full on the Separation Date). This Section 1.c acts as an amendment to the applicable Stock Agreements. d. Life Insurance Reimbursement. The Company shall reimburse Employee for the payments Employee makes for Employee to continue Employee’s life insurance coverage that had been in effect and paid for by the Company as of the Separation Date, for a period of up to eighteen (18) months, provided Employee timely elects and pays for such continuation coverage within the time period prescribed by the applicable life insurance carrier. Life insurance reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating Employee’s payments for such continuation life insurance coverage. e. General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee further specifically acknowledges and agrees that the consideration provided to Employee hereunder fully satisfies any obligation that the Company would have had to pay Employee pursuant to the Severance Agreement, or any other agreement with the Company. 2. Equity Awards. Except as amended by Section 1.c. of this Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the Stock Agreements. 3. Resignation from All Positions. Employee hereby resigns, as of the Separation Date, from the Company and any affiliate of the Company, as an officer and director of the Company and any affiliate, and as a fiduciary of any benefit plan of the Company or any affiliate of the Company (in each case, to the extent Employee then has any such position), and from each and every other position that Employee may then otherwise hold with the Company or any of its affiliates. Employee agrees to promptly execute and provide to the Company any further documentation, as requested by the Company, to confirm such resignations. 4. Benefits. Employee’s health insurance benefits shall cease in accordance with the terms of such benefit plans, and in no event later than September 30, 2018, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date. 5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. 2

6. Company Representation. As of the date it executes this Agreement, the Company represents that it has no actual knowledge of any claims, grievances, complaints, charges, rights to damages, entitlement to duties or obligations, or causes of action relating to any matters of any kind that the Company may possess against Employee. 7. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation: a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship; b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; c. any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits; d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the Washington State Law Against Discrimination, as amended (RCW 49.60.010 et seq.); the Washington equal pay law, as amended (RCW 49.12.175); the Washington sex discrimination law (RCW 49.12.200); the Washington age discrimination law (RCW 49.44.090); Washington whistleblower protection laws (RCW 49.60.210, 49.12.005, and 49.12.130); the Washington genetic testing protection law (RCW 49.44.180); the Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Minimum Wage Act (RCW 49.46.005 to 49.46.920); Washington wage, hour, and working conditions laws (RCW 49.12.005 to 49.12.020, 49.12.041 to 49.12.050, 49.12.091, 49.12.101, 49.12.105, 49.12.110, 49.12.121, 49.12.130 to 49.12.150, 49.12.170, 49.12.175, 49.12.185, 49.12.187, 49.12.450); and Washington wage payment laws (RCW 49.48.010 to 49.48.190); e. any and all claims for violation of the federal or any state constitution; 3

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and h. any and all claims for attorneys’ fees and costs. Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 20, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. 8. Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period. 9. Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect. 10. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. 11. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby 4 waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company. 12. Confidentiality. Subject to Section 23 below governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. 13. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and all restrictive covenants. Employee acknowledges that the non-disclosure obligations in the Confidentiality Agreement do not restrict Employee from disclosing work-related sexual harassment or sexual assault to the extent such disclosures are protected under chapter 117, Washington Laws 2018. Employee also agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company. Nothing in this Section 12 or the Confidentiality Agreement shall be interpreted to limit Employee’s rights under Section 22 below. 14. No Cooperation. Subject to Section 23 below governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance. 15. Nondisparagement. Subject to Section 23 below governing Protected Activity, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. The Company agrees that it will instruct its Board of Directors and executive officers to refrain from any disparagement, defamation, libel, or slander of Employee. 16. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the 5

Company immediately to cease providing the consideration provided to Employee under this Agreement and to obtain any and all damages, except as provided by law. 17. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party. 18. Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. 19. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement. 20. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN KING COUNTY, WASHINGTON, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), AND THAT EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE WASHINGTON CIVIL RULES. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH WASHINGTON LAW INCLUDING THE WASHINGTON CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT- OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN 6

THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN. 21. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. 22. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. 23. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act. 24. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. 7

25. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A. 26. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. 27. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action. 28. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Severance Agreement, but with the exception Section 3(b) of the Severance Agreement, the Confidentiality Agreement, the Stock Agreements, in each case, except as specifically amended herein. 29. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer. 30. Governing Law. This Agreement shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Washington. 31. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under Section 6 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). 32. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. 33. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Agreement; 8

(b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; and (d) Employee is fully aware of the legal and binding effect of this Agreement. 9

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. JACK SINGER, an individual Dated: ________________September 4, 2018 /s/ Jack Singer Jack Singer CTI BIOPHARMA, INC. Dated: _______________September 4, 2018 By: /s/ Adam Craig Adam Craig Chief Executive Officer 10

Schedule A (Equity Awards)

CTI BIOPHARMA CORP.

PERSONNEL SUMMARY
AS OF 09/04/2018

Report Type: All
Dividends : Yes
Dividend Details : No
Status: Active
Include Performance Related Information : No
Last Name is singer

Page: 1
File: Persnl
Date: 09/04/2018
Time: 02:04:24PM

Name	ID	Grant Number	Grant Date	Plan/Type	Granted Shares	Price	Exercised/ Released	Vested	Cancelled	Unvested	Outstanding/ Unreleased	Exercisable/ Releasable
Singer, Jack W.	0106	C000895	12/22/1999	9201/ISO	3	************	0	0	3	0	0	0
		C000903	12/22/1999	9201/RSP	1	$0.0000	1	1	0	0	0	0
		CO100006	06/22/2006	2007/ISO	2	************	0	0	2	0	0	0
		CO100011	01/18/2007	2007/ISO	5	************	0	0	5	0	0	0
		CR100195	01/03/2012	2007/RSA	2,284	$0.0000	2,284	2,284	0	0	0	0
		CR100257	06/27/2012	2007/RSA	743	$0.0000	743	743	0	0	0	0
		CR100294	09/21/2015	2007/RSA	20,593	$0.0000	20,593	20,593	0	0	0	0
		P000119	03/01/2017	2015/NQ	60,000	$4.3300	0	30,000	0	30,000	60,000	30,000
		P000699	12/10/1998	9201/ISO	3	************	0	0	3	0	0	0
		P000983	11/30/2000	9201/ISO	5	************	0	0	5	0	0	0
		P001135	11/30/2001	9201/ISO	0	************	0	0	0	0	0	0
		P001136	11/30/2001	9201/NQ	5	************	0	0	5	0	0	0
		P001535	07/30/2002	9201/NQ	2	************	0	0	2	0	0	0
		P001605	12/03/2002	9201/ISO	0	************	0	0	0	0	0	0
		P001606	12/03/2002	9201/NQ	5	************	0	0	5	0	0	0
		P001899	12/11/2003	2007/ISO	1	************	0	0	1	0	0	0
		P001900	12/11/2003	2007/NQ	5	************	0	0	5	0	0	0
		P002485	07/14/2005	2007/NQ	12	************	0	0	12	0	0	0
		P002556	12/14/2005	2007/ISO	10	************	0	0	10	0	0	0
		P002943	12/27/2007	2007/ISO	12	$5,670.0000	0	0	12	0	0	0
		P0031758	12/10/2013	2007/ISO	5,649	$17.7000	0	5,649	0	0	5,649	5,649
		P0031975	12/23/2015	2015/NQ	190,000	$12.4000	0	118,750	0	71,250	190,000	118,750
		P010006	09/29/2017	2017/NQ	115,000	$3.1900	0	19,167	0	95,833	115,000	19,167
		P010070 *	05/16/2018	2017/NQ	94,433	$4.1400	0	0	0	94,433	94,433	0
		P1031758	12/10/2013	2007/NQ	4,350	$17.7000	0	4,350	0	0	4,350	4,350
		P2031758	12/10/2013	2007/ISO	5,649	$17.7000	0	5,649	0	0	5,649	5,649
		P3031758	12/10/2013	2007/NQ	4,350	$17.7000	0	4,350	0	0	4,350	4,350
		R00341	07/31/1998	9201/ISO	2	************	2	2	0	0	0	0
		R00342	07/31/1998	9201/ISO	2	************	0	0	2	0	0	0
		R00343	07/31/1998	9201/NQ	0	************	0	0	0	0	0	0
		R00344	07/31/1998	9201/ISO	1	************	1	1	0	0	0	0
		R00345	07/31/1998	9201/ISO	0	************	0	0	0	0	0	0
		RS100027	12/11/2003	2007/RSA	1	$0.0000	1	1	0	0	0	0
		RS100031	01/01/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS100037	05/21/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS100212	12/14/2005	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS100253	09/25/2007	2007/RSA	8	$0.0000	8	8	0	0	0	0
		RS100313	12/27/2007	2007/RSA	13	$0.0000	13	13	0	0	0	0
		RS100468	10/22/2008	2007/RSA	250	$0.0000	250	250	0	0	0	0
		RS100473	03/25/2009	2007/RSA	2,896	$0.0000	2,896	2,896	0	0	0	0
		RS100555	07/31/2009	2007/RSA	2,919	$0.0000	2,919	2,919	0	0	0	0

CTI BIOPHARMA CORP.

PERSONNEL SUMMARY
AS OF 09/04/2018

Page: 2
File: Persnl
Date: 09/04/2018
Time: 02:04:24PM

Report Type: All
Dividends : Yes
Dividend Details : No
Status: Active
Include Performance Related Information : No
Last Name is singer

Name	ID	Grant Number	Grant Date	Plan/Type	Granted Shares	Price	Exercised/ Released	Vested	Cancelled	Unvested	Outstanding/ Unreleased	Exercisable/ Releasable
		RS100579	11/10/2009	2007/RSA	3,924	$0.0000	3,924	3,924	0	0	0	0
		RS100659	03/21/2011	2007/RSA	833	$0.0000	833	833	0	0	0	0
		RS100712	11/29/2011	2007/RSA	10,113	$0.0000	10,113	10,113	0	0	0	0
		RS100769	03/21/2013	2007/RSA	29,670	$0.0000	29,670	29,670	0	0	0	0
		RS100800	01/30/2014	2007/RSA	39,419	$0.0000	39,419	39,419	0	0	0	0
		RS100832	01/08/2015	2007/RSA	47,725	$0.0000	47,725	47,725	0	0	0	0
		RS200027	12/11/2003	2007/RSA	1	$0.0000	1	1	0	0	0	0
		RS200031	01/01/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS200037	05/21/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS200212	12/14/2005	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS300027	12/11/2003	2007/RSA	1	$0.0000	1	1	0	0	0	0
		RS300031	01/01/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS300037	05/21/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS300212	12/14/2005	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS400031	01/01/2004	2007/RSA	0	$0.0000	0	0	0	0	0	0
		RS400212	12/14/2005	2007/RSA	0	$0.0000	0	0	0	0	0	0
Account: Singer, Jack W.					640,900		161,397	349,312	72	291,516	479,431	187,915
			TOTALS		640,900		161,397	349,312	72	291,516	479,431	187,915

* This option requires acceptance before exercise, but has not yet been accepted.